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                                                                    EXHIBIT 3.58

                            ARTICLES OF ORGANIZATION

                                       OF

                           GIBCO MOTOR EXPRESS, L.L.C.

         The undersigned individual, acting as a sole organizer, hereby forms a limited liability company under the Indiana Business Flexibility Act (the "Act") and does hereby adopt as the Articles of Organization of such limited liability company the following:

                                    ARTICLE I

                                      NAME

         The name of the limited liability company shall be Gibco Motor Express, L.L.C. (the "Company").

                                   ARTICLE II

                       REGISTERED OFFICE, REGISTERED AGENT

         The street address of the Company's registered office in Indiana is 20 N.W. First Street, Evansville, Indiana 47708 and the name of the Company's registered agent at that office is Stephan E.Weitzel.

                                   ARTICLE III

                                    DURATION

         The duration of the Company is perpetual until dissolution in accordance with the Indiana Business Flexibility Act.

                                   ARTICLE IV

                                   MANAGEMENT

         The business and affairs of the Company shall be managed by one or more managers appointed in accordance with the Operating Agreement of the Company.

         IN WITNESS OF THE ABOVE, the organizer has executed these Articles of Organization on this 14th day of June 1999.

                                                   /s/ Stephan E. Weitzel
                                                   -----------------------------
                                                   Stephan E. Weitzel, Organizer

THIS INSTRUMENT PREPARED BY: STEPHAN E. WEITZEL OF THE LAW FIRM OF ZIEMER, STAYMAN, WEITZEL & SHOULDERS, LLP, 20 N.W. FIRST STREET, P.O. BOX 916, EVANSVILLE, INDIANA 47706. TELEPHONE; (812) 424-7575.